UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road San Diego California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-8889

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On March 1, 2021, Halozyme Therapeutics, Inc. (the “Company,” “we,” “us” or “our”) completed its previously announced sale of $805.0 million in aggregate principal amount of 0.25% Convertible Senior Notes due 2027 (the “ Convertible Notes”), including $105.0 million in aggregate principal amount of 0.25% Convertible Senior Notes due 2027 to be purchased pursuant to the exercise by the initial purchasers of the Convertible Notes (the “Initial Purchasers”) of the option to purchase additional Securities in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes were issued under an indenture, dated as of March 1, 2021, (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Company offered and sold the Convertible Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the Convertible Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and the Convertible Notes and such shares may not be offered or sold absent registration or an applicable exemption from registration requirements, or in a transaction not subject to, such registration requirements.

The Company received net proceeds from the offering of approximately $784.3 million. The Company used a portion of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its outstanding 1.25% convertible senior notes due 2024 (the “Existing Convertible Notes”) to exchange their Existing Convertible Notes for a combination of cash and shares of its common stock through privately negotiated transactions entered into concurrently with or shortly after the offering (the “Note Repurchases”). In connection with the Note Repurchases, the Company paid approximately $370.2 million in cash, which includes accrued interest, and issued approximately 9.08 million shares of its common stock, to settle such exchanges. In addition, the Company plans to use up to $75.0 million of the net proceeds from the offering to repurchase shares of its common stock under its existing stock repurchase program (the “Share Repurchases”).

The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including other repurchases of the Company’s common stock from time to time under its existing stock repurchase program, working capital, capital expenditures, potential acquisitions and strategic transactions.

The Convertible Notes will pay interest semi-annually in arrears on March 1st and September 1st of each year at an annual rate of 0.25% and will be convertible into cash, and, if applicable, shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes are general unsecured obligations of the Company and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Convertible Notes, will rank equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

Holders may convert their Convertible Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021, if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on Company’s common stock, as described in the offering memorandum; (4) if we call such notes for redemption; and (5) at any time from, and including, September 1, 2026 until the close of business on the scheduled trading day immediately before the maturity date. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, September 1, 2026 until the close of business on the scheduled trading day immediately preceding the maturity date.

Upon conversion the Company will pay cash or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial conversion rate for the Convertible Notes will be 12.9576 shares of common stock per $1,000 in principal amount of Convertible Notes, equivalent to a conversion price of approximately $77.17 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued or unpaid interest.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Convertible Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest, if any, up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Convertible Notes, the Company will, in some cases, increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the Convertible Notes prior to March 1, 2024 and on or before the 30th scheduled trading day immediately before the maturity date.

The Indenture contains certain events of default after which the Convertible Notes may be due and payable immediately. Such events of default include, without limitation, the following: (1) a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Convertible Note; (2) a default for 30 days in the payment when due of interest on any Convertible Note; (3) the Company’s failure to deliver, when required by the Indenture, a fundamental change notice or other notices pursuant to the Indenture; (4) a default in the Company’s obligation to convert a Convertible Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within two business days after its occurrence; (5) a default in the Company’s obligations described in the Indenture with respect to consolidation, merger and sale of assets of the Company; (6) a default in any of the Company’s obligations or agreements under the Indenture or the Convertible Notes (other than a default set forth in the preceding (1), (2), (3), (4) or (5)) where such default is not cured or waived within 60 days after notice to the Company by the Trustee, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Convertible Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”; (7) a default by the Company or any of the Company’s subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $30.0 million (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s subsidiaries, whether such indebtedness exists as of the date the Company first issues the Convertible Notes or is thereafter created, where such default: (x) constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (y) results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Convertible Notes then outstanding; (8) one or more final judgments being rendered against the Company or any of the Company’s subsidiaries for the payment of at least $30.0 million (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and (9) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of the Company’s “significant subsidiaries”, as defined in the Indenture.

The foregoing description of the Indenture and Convertible Notes is qualified in its entirety by reference to the text of the Indenture and the Form of Convertible Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated March 1, 2021 between Halozyme Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of Note, dated March 1, 2021 between Halozyme Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

March 1, 2021	By:	/s/ Mas Matsuda
	Name:	Mas Matsuda, Esq.
	Title:	Senior Vice President, General Counsel and Corporate Secretary